           As filed with the Securities and Exchange Commission on July 12, 2005
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NEOWARE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                            Delaware                                             23-2705700
(State or other jurisdiction of incorporation or organization)      (I.R.S. Employer Identification No.)

                                400 Feheley Drive
                       King of Prussia, Pennsylvania 19406
                    (Address of Principal Executive Offices)

                           2004 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

     Keith D. Schneck, Executive Vice President and Chief Financial Officer
                              Neoware Systems, Inc.
                                400 Feheley Drive
                       King of Prussia, Pennsylvania 19406
                                 (610) 277-8300
       (Name and address of agent for service, telephone number, including area code, of agent for service)

                                   Copies to:

                           Nancy D. Weisberg, Esquire
                           McCausland, Keen & Buckman
                             Radnor Court, Suite 160
                          259 North Radnor-Chester Road
                         Radnor, Pennsylvania 19087-5240
                                 (610) 341-1000

------------------------------------------------------------------------------------------------------------------------------------
                                                   Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Proposed maximum
      Title of Securities              Amount to be                Proposed maximum               aggregate            Amount of
        to be registered               Registered(1)            offering price per unit        offering price       registration fee
      -------------------              ----------               -----------------------        --------------       ----------------
    Common Stock,
    $.001 par value
         Shares not previously          1,500,000(2)                   $10.46(3)                $15,690,000(3)          $1,846.71(4)
         registered
         Shares previously              1,750,000(2)                     N/A(4)                     N/A(4)                 N/A(4)
         registered
------------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to include such additional shares as may become issuable pursuant to the anti-dilution provisions of the Neoware Systems, Inc. (the "Company") 2004 Equity Incentive Plan (the "2004 Plan"), the 2002 Non-Qualified Stock Option Plan (the "2002 Plan") and the 1995 Stock Option Plan (the "1995 Plan," and together with the 2004 Plan and the 2002 Plan, the "Plans").
(2) The number of shares of the Registrant's Common Stock being registered under this registration statement includes: (i) 1,500,000 shares of Common Stock newly authorized and reserved for issuance under the 2004 Plan; and (ii) up to 1,750,000 shares of Common Stock subject to outstanding options under the 1995 Plan and the 2002 Plan that terminate, expire or are canceled without having been exercised and which will be reserved for issuance under the 2004 Plan upon such termination, expiration or cancellation.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act based upon the average of the high and low sale prices of the Common Stock on the NASDAQ National Market on July 5, 2005, which was $10.46 per share.
(4) The Registrant is paying a filing fee of $1,846.71 for the registration of 1,500,000 shares of Common Stock newly authorized and reserved for issuance under the 2004 Plan, which is the successor plan to the 1995 Plan and the 2002 Plan. The Registrant has previously filed with the Securities and Exchange Commission ("SEC") the following Registration Statements on Form S-8 (the "Prior Registration Statements") and paid the applicable registration fees with respect to the 1,750,000 shares of Common Stock subject to outstanding options previously reserved for issuance under the 1995 Plan and the 2002 Plan which will be reserved for issuance under the 2004 Plan upon the termination, expiration or cancellation of such options without having been exercised: (a) the 1995 Plan on (i) registration statement on Form S-8, dated June 26, 1995 (Registration No. 33-93942), registering 1,000,000 shares of Common Stock, (ii) registration statement on Form S-8, dated January 22, 1997 (Registration No. 333-20185), registering 500,000 shares of Common Stock, (iii) registration statement on Form S-8, dated February 28, 2001 (Registration No. 333-56298), registering 1,000,000 shares of Common Stock and (iv) registration statement on Form S-8, dated August 14, 2003 (Registration No. 333-107974), registering 500,000 shares of Common Stock; and (b) the 2002 Plan on (i) registration statement on Form S-8, dated January 31, 2003 (Registration No. 333-102878), registering 500,000 shares of Common Stock and (ii) registration statement on Form S-8, dated August 14, 2003 (Registration No. 333-107970), registering 200,000 shares of Common Stock. The 1,750,000 shares are being carried forward from the Prior Registration Statements and therefore no filing fee is required with respect to those shares pursuant to Instruction E of the General Instructions to Form S-8 and Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the SEC.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

         The following documents are incorporated by reference in this registration statement:

         (a) The Company's annual report on Form 10-K for the fiscal year ended June 30, 2004, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

         (b) The Company's quarterly reports on Form 10-Q for the quarters ended September 30, 2004, December 31, 2004 and March 31, 2005;

         (c) The Company's current reports on Form 8-K filed since June 30, 2004 (our fiscal year-end) dated August 5, 2004, September 28, 2004, October 25, 2004, November 3, 2004, December 7, 2004, January 18, 2005, February 1, 2005,
February 2, 2005, March 10, 2005, March 21, 2005, April 7, 2005, May 3, 2005,
May 19, 2005 and June 20, 2005.

         (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended June 30, 2004; and

         (e) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, declared effective under Section 12(g) of the Exchange Act on February 12, 1993.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits the indemnification by a Delaware corporation of its directors, officers, employees, and other agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. In the case of derivative actions, indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

         The Company's certificate of incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Company to the full extent authorized or permitted by the DGCL. The certificate also provides that the Company may purchase and maintain insurance to ensure full payment of indemnifiable amounts. The Company maintains liability insurance on behalf of its officers and directors.

         Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any willful or negligent payment of an unlawful dividend, stock purchase or redemption, or (d) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation provides that the personal liability of the Company's directors is eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL.

Item 7.   Exemption from Registration Claimed.

         Not applicable.

Item 8.   Exhibits.

         4.1+     2004 Equity Incentive Plan. (1)

         4.2+     Amendment to 2004 Equity Incentive Plan (effective January 20,
                  2005)(2)

         4.3+ Form of the Annual Director's Grant Agreement under the Registrant's 2004 Equity Incentive Plan. (3)

         4.4+ Form of the Incentive Stock Option Award Agreement under the Registrant's 2004 Equity Incentive Plan. (4)

         4.5+ Form of the Company's Non-Qualified Stock Option Award Agreement under the Registrant's 2004 Equity Incentive Plan.
                  (5)

         4.6* Form of the Company's Stock Option Award Agreement for Optionee's Residing in France under the Registrant's 2004 Equity Incentive Plan.

         5*       Opinion of McCausland Keen & Buckman.

         23.1*    Consent of McCausland Keen & Buckman (included in Exhibit 5).

         23.2*    Consent of KPMG LLP.

         24*      Power of Attorney (see signature page of the Registration
                  Statement).
-----------

(1) Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 and incorporated herein by reference.

(2) Filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 and incorporated herein by reference.

(3) Filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 and incorporated herein by reference.

(4) Filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 and incorporated herein by reference.

(5) Filed as Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 and incorporated herein by reference.
*        Filed herewith.
+        Management contract or arrangement.

Item 9.   Undertakings.

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is an offering of asset-backed securities on Form S-1 (ss.239.11 of this chapter) or Form S-3 (ss.239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (ss.229.1100(c)).

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montgomery County, Pennsylvania, on the 12th day of July, 2005.


                                    NEOWARE SYSTEMS, INC.


                                    By: /S/MICHAEL G. KANTROWITZ
                                        ----------------------------------------
                                           Michael G. Kantrowitz, Chairman,
                                           President and Chief Executive Officer

                                    By: /S/KEITH D. SCHNECK
                                        ----------------------------------------
                                           Keith D. Schneck, Executive Vice
                                           President and Chief Financial Officer
                                           (Principal Financial Officer and
                                           Principal Accounting Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael G. Kantrowitz and Keith D. Schneck, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


By:  /S/MICHAEL G. KANTROWITZ                           Date:  July 12, 2005
     -----------------------------------
        Michael G. Kantrowitz,
        Chairman, President and Director

By:  /S/JOHN M. RYAN                                    Date:  July 12, 2005
     -----------------------------------
        John M. Ryan, Director


By:  /S/CHRISTOPHER G. MCCANN                           Date:  July 12, 2005
     -----------------------------------
        Christopher G. McCann, Director


By:  /S/JOHN P. KIRWIN, III                             Date:  July 12, 2005
     -----------------------------------
        John P. Kirwin, III, Director


By:  /S/DAVID D. GATHMAN                                Date:  July 12, 2005
     -----------------------------------
        David D. Gathman, Director